UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 6, 2014

Joe’s Jeans Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-18926	11-2928178
(Commission File Number)	(IRS Employer Identification No.)

2340 S. Eastern Avenue, Commerce, California	90040
(Address of Principal Executive Offices)	(Zip Code)

(323) 837-3700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04           Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

(a)

On November 6, 2014, Joe’s Jeans Inc.’s (“we” or the “Company”) received a notice of default and demand for payment of default interest (the “Letter”) from Garrison Loan Agency Service LLC, as term loan agent (the “Agent”), under the term loan credit agreement entered into on September 30, 2013 (the “Term Loan Agreement”).  In the Letter, the Agent provided notice that certain defaults and events of default under the Term Loan Agreement have occurred as a result of the failure of the Company to meet an EBITDA financial covenant for the twelve month period ended September 30, 2014.  As a result of such default, the Agent reserved its rights to exercise any and all remedies available to it under the Term Loan Agreement and demanded payment of interest at the default rate of interest.  As of September 30, 2014, there was $59,925,500.00 outstanding under the Term Loan Agreement.  The default rate increases the current interest rate of 12 percent by two percent to 14 percent.

As a result of the default under the Term Loan Agreement, the Company is also in default under the terms of its revolving credit agreement and its factoring facility with CIT Commercial Services, Inc. (“CIT”) each entered into on September 30, 2013.  As of September 30, 2014, we had $33,931,000 outstanding and $13,733,000 of availability under the revolving credit agreement, which includes the Company’s factoring facility.  We have not received any written notice from CIT that it intends to exercise any of the remedies available to it under the revolving credit agreement or the factoring facility in connection with the events of default.

We are currently in discussions with the Agent and CIT regarding a resolution to the defaults, including amendments to the existing agreements and waivers for the defaults.  There can be no assurance that that the requested relief will be granted on terms acceptable to us or at all. Unless the Company is able to secure a waiver, the Agent and CIT under the Term Loan Agreement, revolving credit agreement and factoring facility are entitled to, among other things, accelerate the outstanding amounts under those agreement. Any such acceleration under our credit facilities would have a material adverse effect on our liquidity, financial condition and results of operations, and could cause us to become bankrupt or insolvent, if not resolved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JOE’S JEANS INC.

(Registrant)

Date: November 14, 2014	By:	/s/ Marc Crossman
Marc Crossman
President and Chief Executive Officer
(Principal Executive Officer)